SUB-ITEM 77C:  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On February 11, 2014, a Special Meeting of Shareholders of the Williamsburg Investment Trust (the “Trust”) was held for the purpose of voting on the following Proposals:

Proposal		Applicable Funds
1.
To elect seven nominees to serve on the Board of Trustees of the Trust
 John P. Ackerly, IV
 John T. Bruce
 Robert S. Harris
 J. Finley Lee, Jr.
 Richard L. Morrill
 Harris V. Morrissette
 Elizabeth W. Robertson

All Williamsburg Funds
2.	To approve the reclassification of the Davenport Equity Opportunities Fund from a “diversified” to a “non-diversified” fund	Davenport Equity Opportunities Fund
3.
To replace the fundamental investment limitations of the Davenport Funds, The Government Street Funds and The Jamestown Funds with new updated fundamental investment limitations and to eliminate certain  fundamental limitations that are not required:
The Davenport Funds, The Government Street Funds The Jamestown Funds
3a(i). To amend the fundamental investment limitation with respect to borrowing money
3a(ii). To amend the fundamental investment limitation with respect to issuing senior securities
3b. To amend the fundamental investment limitation with respect to purchasing and selling commodities and put and call options
3c. To amend the fundamental investment limitation with respect to concentrating investments in a particular industry or group of industries
3d. To amend the fundamental investment limitation with respect to investing in real estate and oil, gas or other mineral exploration or development programs
3e. To amend the fundamental investment limitation with respect to underwriting securities
3f. To amend the fundamental investment limitation with respect to loans
3g. To eliminate the fundamental investment limitation with respect to purchasing shares of other investment companies
3h. To eliminate the fundamental investment limitation with respect to amounts invested in one issuer

3i. To eliminate the fundamental investment limitation with respect to acquiring foreign securities
3j. To eliminate outdated fundamental investment limitations not required by law

Shareholders voted to approve (1) the election of the seven nominees to serve on the Board of Trustees of the Trust, (2) the reclassification of the Davenport Equity Opportunities Fund from a “diversified” to a “non-diversified” fund and (3) the replacement of the fundamental investment limitations of the Davenport Equity Opportunities Fund, The Government Street Funds and The Jamestown Funds and to eliminate certain investment limitations that are not required.

Proposal 1:	To elect seven nominees to serve on the Board of Trustees of the Trust:

(All Williamsburg Funds)

	Number of Shares
Nominee	For	Against	Abstain	Broker Non-Votes	For Votes as % of Shares Voted
John P. Ackerly, IV	31,144,931.367	15,879.388	140,361.000	0.000	99.501%
John T. Bruce	31,141,819.190	18,991.565	140,361.000	0.000	99.491%
Robert S. Harris	31,138,196.367	22,614.388	140,361.000	0.000	99.479%
J. Finley Lee, Jr.	31,138,196.367	22,614.388	140,361.000	0.000	99.479%
Richard L. Morrill	31,138,196.367	22,614.388	140,361.000	0.000	99.479%
Harris V. Morrissette	31,144,931.367	15,879.388	140,361.000	0.000	99.501%
Elizabeth W. Robertson	31,139,232.367	21,578.388	140,361.000	0.000	99.483%

Proposal 2:	To approve the reclassification of the Davenport Equity Opportunities Fund from a “diversified” to a “non-diversified” fund.

Number of Shares
For	Against	Abstain	Broker Non-Votes	For Votes as % of Shares Voted
4,977,156.000	74,316.000	44,182.000	43,554.000	96.847%

Proposal 3:
To replace the fundamental investment limitations of the Davenport Funds, The Government Street Funds and The Jamestown Funds with new updated fundamental investment limitations and to eliminate certain fundamental limitations that are not required.

The number of shares of the Davenport Core Fund and Davenport Value & Income Fund represented by proxy did not meet the required percentage to achieve a quorum, therefore, no business was conducted by those funds with regards to Proposal 3 and the fundamental investment limitations of the Davenport Core Fund and the Davenport Value & Income Fund remain unchanged.

	Number of Shares
	For	Against	Abstain	Broker Non-Votes	For Votes as % of Shares Voted
3(a)(i). Borrowing money

Alabama Tax Free Bond Fund	2,441,913.464	3,330.924	0.000	230,762.000	91.252%
Davenport Equity Opportunities Fund	4,952,490.000	100,420.000	42,743.000	43,555.000	96.367%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,319,897.883	0.000	2,644.038	91,654.000	96.094%
Jamestown Balanced Fund	839,847.592	4,442.490	0.000	27,569.000	96.328%
Jamestown Equity Fund	908,819.964	0.000	13,600.193	212,943.000	80.047%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%

3(a)(ii). Issuing senior securities

Alabama Tax Free Bond Fund	2,441,913.464	3,330.924	0.000	230,762.000	91.252%
Davenport Equity Opportunities Fund	4,957,860.000	83,052.000	54,742.000	43,554.000	96.471%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	831,335.071	4,442.490	8,512.521	27,569.000	95.352%
Jamestown Equity Fund	917,793.866	0.000	4,626.291	212,943.000	80.837%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%

3(b). Purchasing and selling commodities and put and call options

Alabama Tax Free Bond Fund	2,445,244.388	0.000	0.000	230,762.000	91.377%
Davenport Equity Opportunities Fund	4,945,295.000	90,509.000	59,849.000	43,555.000	96.227%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	812,925.082	5,049.469	26,315.531	27,569.000	93.240%
Jamestown Equity Fund	913,367.513	0.000	9,052.644	212,943.000	80.447%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%

Number of Shares
For	Against	Abstain	Broker Non-Votes	For Votes as % of Shares Voted
3(c). Concentrating investments in a particular industry or group of industries

Davenport Equity Opportunities Fund	4,957,058.000	92,145.000	46,450.000	43,555.000	96.456%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	830,529.690	5,247.871	8,512.521	27,569.000	95.260%
Jamestown Equity Fund	917,474.895	318.971	4,626.291	212,943.000	80.809%

3(d). Investing in real estate and oil, gas or other mineral exploration or development programs

Alabama Tax Free Bond Fund	2,441,913.464	0.000	3330.924	230,762.000	91.252%
Davenport Equity Opportunities Fund	4,982,789.000	66,150.000	46,715.000	43,554.000	96.956%
Government Street Equity Fund	1,246,107.454	0.000	0.000	183,044.000	87.192%
Government Street Mid-Cap Fund	2,321,508.705	0.000	1,033.216	91,654.000	96.161%
Jamestown Balanced Fund	813,532.061	4,442.490	26,315.531	27,569.000	93.310%
Jamestown Equity Fund	912,919.337	4,874.529	4,626.291	212,943.000	80.408%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%

3(e). Underwriting securities

Alabama Tax Free Bond Fund	2,445,244.388	0.000	0.000	230,762.000	91.377%
Davenport Equity Opportunities Fund	4,948,784.000	90,657.000	56,213.000	43,554.000	96.295%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	831,335.071	4,442.490	8,512.521	27,569.000	95.352%
Jamestown Equity Fund	917,793.866	0.000	4,626.291	212,943.000	80.837%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%

3(f). Loans

Alabama Tax Free Bond Fund	2,445,244.388	0.000	0.000	230,762.000	91.377%
Davenport Equity Opportunities Fund	4,934,738.000	97,984.000	62,932.000	43,554.000	96.021%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	812,925.082	5,049.469	26,315.531	27,569.000	93.240%
Jamestown Equity Fund	912,600.366	318.971	9,500.820	212,943.000	80.380%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%

Number of Shares
For	Against	Abstain	Broker Non-Votes	For Votes as % of Shares Voted
3(g). Purchasing shares of other investment companies

Jamestown Balanced Fund	813,532.061	22,245.500	8,512.521	27,569.000	93.310%
Jamestown Equity Fund	912,919.337	4,874.529	4,626.291	212,943.000	80.408%

3(h). Amounts invested in one issuer

Alabama Tax Free Bond Fund	2,445,244.388	0.000	0.000	230,762.000	91.377%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	830,529.690	5,247.871	8,512.521	27,569.000	95.260%
Jamestown Equity Fund	917,474.895	318.971	4,626.291	212,943.000	80.809%
Jamestown Tax Exempt Virginia Fund	2,173,268.794	21,191.142	0.000	167,306.000	92.019%

3(i). Acquiring foreign securities

Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	812,925.082	22,852.479	8,512.521	27,569.000	93.240%
Jamestown Equity Fund	912,600.366	5,193.500	4,626.291	212,943.000	80.380%

3(j). Eliminate outdated fundamental investment limitations not required by law

Alabama Tax Free Bond Fund	2,445,244.388	0.000	0.000	230,762.000	91.377%
Davenport Equity Opportunities Fund	4,995,037.000	60,723.000	39,894.000	43,554.000	97.195%
Government Street Equity Fund	1,244,915.935	0.000	1,191.519	183,044.000	87.109%
Government Street Mid-Cap Fund	2,320,749.777	0.000	1,792.144	91,654.000	96.129%
Jamestown Balanced Fund	812,726.680	5,247.871	26,315.531	27,569.000	93.218%
Jamestown Equity Fund	912,596.337	323.000	9,500.820	212,943.000	80.379%
Jamestown Tax Exempt Virginia Fund	2,190,006.794	4,453.142	0.000	167,306.000	92.728%